Exhibit 10.3

Execution Version

Confidential

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into on as of December 5, 2022, by and among (i) American Physicians LLC, a Delaware limited liability company, (the “Sponsor”) (ii) Edoc Acquisition Corp., a Cayman Islands exempted company (“Purchaser”), (iii) Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (the “Company”), and (iv) Australian Oilseeds Holdings Limited, upon execution of a joinder agreement to become party to this Agreement (a “Joinder”), a to-be-formed Cayman Islands exempted company (“Pubco”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on December 5, 2022, (i) the Purchaser, (ii) the Sponsor, (iii) Pubco, (iv) AOI Merger Sub, a to-be-formed Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), (v) the Company, (vi) Gary Seaton, in the capacity thereunder as the Seller Representative, and (vii) the Sellers entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other matters, (a) Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Merger”), and as a result of which Purchaser will become a wholly-owned subsidiary of Pubco, and each issued and outstanding security of Purchaser immediately prior to the Effective Time of the Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (b) Pubco will acquire all of the issued and outstanding ordinary shares of the Company from the Sellers in exchange for ordinary shares of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable Law; and

WHEREAS, as of the date hereof, Sponsor owns 414,000 shares of Purchaser Class A ordinary shares, par value $0.0001 per share (“Purchaser Class A Shares”) and 2,250,000 shares of Purchaser Class B ordinary shares, par value $0.0001 per share (“Purchaser Class B Shares” and together with the Purchaser Class A Shares, the “Purchaser Ordinary Shares,” all such shares of Purchaser Ordinary Shares, any shares of Purchaser Ordinary Shares of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Agreement and any all other shares of Purchaser issued or issuable to Sponsor or acquired thereby after the date hereof, being referred to herein as the “Shares”); and

WHEREAS, in order to induce the Company, Purchaser and Pubco to enter into the Business Combination Agreement, Sponsor is executing and delivering this Agreement to the Company, Purchaser and Pubco.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Agreement to Vote. Sponsor, with respect to the Shares, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as Purchaser and/or the Company may reasonably request in connection therewith) to vote at Extraordinary General Meeting (as defined in the Business Combination Agreement) and any other meeting of the shareholders of Purchaser, and in any action by written consent of the shareholders of Purchaser related to any matters contemplated by the Business Combination Agreement and the Ancillary Documents, all of the Shares (a) in favor of the approval and adoption of the Business Combination Agreement, and the Transactions contemplated by the Business Combination Agreement, the Ancillary Documents and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the Transactions contemplated by the Business Combination Agreement and considered and voted upon by the shareholders of Purchaser (including the Purchaser Shareholder Approval Matters), (c) in favor of the approval and adoption of the Pubco Equity Plan, (d) for the appointment, and designation of classes if applicable, of the members of the Post-Closing Pubco Board of Directors, (e) in favor of the issuance of Purchaser Securities or PIPE Shares in the PIPE Investment, (f) in favor of any amendments required to Purchaser’s Organizational Documents, and (g) against any action, agreement or transaction (other than the Business Combination Agreement or the Transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Purchaser under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Transactions contemplated by the Business Combination Agreement from being consummated. Sponsor acknowledges receipt and review of a copy of the Business Combination Agreement.

2. Transfer of Shares. Sponsor agrees that it shall not, directly or indirectly, except as otherwise contemplated pursuant to the Business Combination Agreement, (a) sell, assign, transfer (including by operation of law), redeem, lien, pledge, distribute, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Shares into a voting trust, enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law), redemption or other disposition of any Shares (unless permitted by the provisions hereof and the transferee agrees in writing to be bound by the terms and conditions of this Agreement) or (d) take any action that would have the effect of preventing or disabling Sponsor from performing its obligations hereunder.

3. Waiver. Sponsor hereby waives (and agrees to execute such documents or certificates evidencing such waiver as Purchaser and/or Company may reasonably request) any adjustment to the conversion ratio set forth in the certificate of incorporation of Purchaser of any other anti-dilution or similar protection with respect to the Purchaser Ordinary Shares (whether resulting from the transactions contemplated hereby, by the Business Combination Agreement or any Ancillary Document or by any other transaction consummated in connection with the transactions contemplated hereby and thereby).

4. Representations and Warranties. Sponsor represents and warrants for and on behalf of itself to Purchaser, Pubco and the Company as follows:

(a) The execution, delivery and performance by Sponsor of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement, or transfer restrictions under applicable securities laws or Sponsor’s Organizational Documents) or (iv) conflict with or result in a breach of or constitute a default under any provision of Sponsor’s Organizational Documents.

[Signature Page to Sponsor Support Agreement]

(b) Sponsor owns of record and has good, valid and marketable title to the Shares, free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of Sponsor) and has the sole power (as currently in effect) to vote and has the full right, power and authority to sell, transfer and deliver such Shares, and Sponsor does not own, directly or indirectly, any other shares of Purchaser’s share capital other than the Shares, or any options, warrants or other rights to acquire any additional ordinary shares of Purchaser, or any security exercisable for or convertible into ordinary shares of Purchaser.

(c) Sponsor has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by Sponsor.

(d) There is no Action pending or threatened against Sponsor, or its officers, directors, employees, members, shareholders, interest holders, or other affiliates that could impair its ability to perform its obligations hereunder or consummate the transactions contemplate by this Agreement.

5. Other Covenants and Agreements.

(a) At or prior to the Effective Time, Sponsor shall deliver to the Company, Purchaser and Pubco a duly executed copy of all Ancillary Documents to which it is a party, including without limitation the Lock-Up Agreement and First Amendment to Letter Agreement, in the forms attached as Exhibits to the Business Combination Agreement.

(b) Sponsor agrees to and shall be bound by and subject to Section 8.6 (No Solicitation), Section 8.12 (Public Announcements), Section 8.13 (Confidential Information), and Section 12.1 (Waiver of Claims Against Trust) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement as if Sponsor were a direct party thereto.

(c) Sponsor hereby waives and agrees not to assert or perfect any rights of appraisal or rights to dissent from the Business Combination or Merger that Sponsor may have by virtue of ownership of the Shares and agrees not to commence or participate in any claim, derivative or otherwise, against any party to the Business Combination Agreement related to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the transactions contemplated thereby or the Merger.

6. Termination. This Agreement and the obligations of Sponsor under this Agreement shall automatically terminate upon the earliest of: (a) the Closing; (b) the termination of the Business Combination Agreement in accordance with its terms; or (c) the mutual written agreement of the Company, Pubco, the Sponsor and Purchaser. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

7. Miscellaneous.

(a) Except as otherwise provided herein or in the Business Combination Agreement or any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

[Signature Page to Sponsor Support Agreement]

(b) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Sponsor, to: American Physicians LLC 7612 Main Street Fishers, Suite 200 Victor, New York 14564 Attn: Becky Zhang Telephone No.: 1 (315) 560-1858 Email: beckyxpzhan@yahoo.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

If to Purchaser, at or prior to the Closing, to:

Edoc Acquisition Corp.

7612 Main Street Fishers, Suite 200

Victor, New York 14564

Attn: Kevin Chen, CEO

Telephone No.: (585) 678-1198

Email: kevin.chen@edocmed.net

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, USA

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

If to Pubco or Merger Sub at or prior to the Closing:

Australian Oilseeds Investment Pty Ltd.

126 – 142 Cowcumbla Street, Cootamundra

Site 2: 52 Fuller Drive Cootamundra

PO Box 263 Cootamundra 2590

Attn: Gary Seaton, Chairman and CEO

Telephone No.: 02 6942 4347

Email: gary@energreennutrition.com.au

with a copy (which will not constitute notice) to:

Rimôn PC

1990 K Street, NW Suite 420

Washington, DC, 20006

Attn: Debbie Klis, Esq.

Facsimile No.: (202) 935-3390

Telephone No.: (202) 935-3390

Email: debbie.klis@rimonlaw.com

[Signature Page to Sponsor Support Agreement]

If to Pubco or Merger Sub after the Closing:

Australian Oilseeds Holdings Limited

126 – 142 Cowcumbla Street, Cootamundra

Site 2: 52 Fuller Drive Cootamundra

PO Box 263 Cootamundra 2590

Attn: Gary Seaton, Chairman and CEO

Telephone No.: 02 6942 4347

Email: gary@energreennutrition.com.au

with a copy (which will not constitute notice) to:

Rimôn PC

1990 K Street, NW Suite 420

Washington, DC 20006

Attn: Debbie Klis, Esq.

Debra Vernon, Esq.

Facsimile No.: (202) 935-3390

Telephone No.: (202) 935-3390

Email: debbie.klis@rimonlaw.com

Debra.vernon@rimonlaw.com

and

the Purchaser Representative (and its copies for notices hereunder)

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the Business Combination Agreement and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise). This Agreement may not be amended or modified in any respect, except by a written agreement executed by all of the parties hereto.

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

[Signature Page to Sponsor Support Agreement]

(g) Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 7(g) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 7(g). A Party must, in the first instance, provide written notice of any Disputes to the other Parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The Parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within forty-five (45) days of the notice of such Dispute being received by such other Parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within forty-five (45) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that cannot be resolved during the Resolution Period shall immediately be referred to mediation conducted by the Brisbane Supreme Court in Brisbane, Australia. Any Dispute that is not resolved through mediation may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any Party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each Party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the Parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of New York. Time is of the essence. Each Party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any Party subject to the Dispute to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant Party (or Parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

(h) This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(b). Nothing in this Section 7(g) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

[Signature Page to Sponsor Support Agreement]

(i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.

(j) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(k) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be required or advisable to consummate the transactions contemplated by this Agreement.

(l) This Agreement shall not be effective or binding upon Sponsor until such time as the Business Combination Agreement is executed by each of the parties thereto.

(m) If, and as often as, there are any changes in Purchaser or the Purchaser Ordinary Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required and are agreed upon by the parties so that the rights, privileges, duties and obligations hereunder shall continue with respect to Purchaser, Pubco, the Company, the Sponsor and the Shares as so changed.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

Sponsor:

American Physicians LLC.

By:	/s/ Xiaoping Becky Zhang
	Name:	Xiaoping Becky Zhang
	Title:	Manager Member

Purchaser:

EDOC ACQUISITION CORP.

By:	/s/ Kevin Chen
	Name:	Kevin Chen
	Title:	Chief Executive Officer

The Company:

AUSTRALIAN OILSEEDS INVESTMENTS PTY LTD.

By:	/s/ Gary Seaton
	Name:	Gary Seaton
	Title:	Director

[Signature Page to Sponsor Support Agreement]